                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Duff & Phelps Utilities Income Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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Notes:

LOGO                        DUFF & PHELPS

                            UTILITIES INCOME INC.

         55 EAST MONROE STREET, CHICAGO, ILLINOIS 60603 (312) 368-5510

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 1996

  The annual meeting of shareholders of Duff & Phelps Utilities Income Inc. will be held at the Pendennis Club, Louisville, Kentucky 40202, on Thursday, April 18, 1996 at 9:00 a.m. to:

  1. Elect three directors by the holders of the Fund's common stock;

  2. Ratify or reject the selection of Arthur Andersen LLP as independent public accountants for the Fund; and

  3. Transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on February 29, 1996 are entitled to vote at the meeting.

                                          For the Board of Directors,

                                          /s/ T. Brooks Beittel
                                          T. Brooks Beittel
                                          Secretary

March 11, 1996

                      WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOUR VOTE IS VITAL. THE MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF FEWER THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE ARE REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO OBTAIN A QUORUM. TO AVOID THE EXPENSE OF AND THE POSSIBLE DELAY CREATED BY SUCH A SOLICITATION, PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                PROXY STATEMENT

  The board of directors of Duff & Phelps Utilities Income Inc. (the "Fund") is soliciting proxies from the shareholders for use at the annual meeting of shareholders to be held April 18, 1996 and at any adjournment of that meeting. A proxy may be revoked at any time before it is voted, either by voting in person at the meeting or by written notice to the Fund or delivery of a later-dated proxy.

  Shareholders of the Fund of record at the close of business on February 29, 1996 are entitled to notice of and to participate in the meeting. The Fund had 197,041,864 shares of common stock and 5,000 shares of remarketed preferred stock outstanding on the record date. Each share of common stock outstanding on the record date entitles the holder thereof to one vote for each director being elected by the common stock (with no cumulative voting permitted) and to one vote on each other matter. Each share of preferred stock outstanding on the record date entitles the holder thereof to one vote on each matter submitted for a vote of holders of preferred stock. A plurality of votes cast at the meeting by the common stock as to the directors representing the common stock is necessary to elect directors. On most other matters, the affirmative vote of a majority of either (a) all of the shares outstanding and entitled to be voted thereon or (b) just the shares voted at the meeting, with the common stock and the preferred stock voting together as a single class, is necessary for approval. An affirmative vote by either a majority or two-thirds of the remarketed preferred stock (voting separately as one class) or by a series thereof is also necessary to approve certain matters adversely affecting the remarketed preferred stock or the series. Abstentions are counted for purposes of determining whether a quorum is present at the meeting but not for purposes of determining the number of votes cast with respect to any voting matter. However, abstentions have the effect of a no vote if the vote required is a majority of all the shares outstanding and entitled to be voted. Any broker non-votes on a particular matter are treated as abstentions with respect to that matter.

  This proxy statement is first being mailed on or about March 11, 1996. The Fund will bear the cost of the annual meeting and this proxy solicitation.

                            1. ELECTION OF DIRECTORS

  The board of directors of the Fund is responsible for the overall management and operations of the Fund. Directors are divided into three classes and elected to serve staggered three-year terms. At the meeting, holders of common stock are entitled to elect three directors, in each case to serve until the annual meeting of shareholders in 1999 or until their successors are elected and qualified. The holders of the preferred stock are not entitled to elect any directors at the meeting. The persons named in the enclosed proxy intend to vote in favor of the election of the persons named below (unless otherwise instructed).

  Each of the nominees has consented to serve as a director of the Fund, if elected. In case any of the nominees should become unavailable for election for any unforeseen reason, the persons designated in the proxy will have the right to vote for a substitute. The name, positions with the Fund, principal occupations during the past five years, other business affiliations, age at February 1, 1996 and address of each of the nominees and of each of the other current directors are stated below. Messrs. Cole, Davidson, Bruce and Day have been directors of the Fund since January 1989. Ms. Lampton has been a director of the Fund since October 1994, and Mr. Sprinkel has been a director of the Fund since April 1995. Each of the other current directors has been a director of the Fund since the Fund commenced operations in January 1987.

NOMINEES

  FOR TERMS EXPIRING IN 1999:

    WALLACE B. BEHNKE, director (3)

      Consulting engineer since July 1989; prior thereto, Vice Chairman, Commonwealth Edison Company (public utility); age 70; 323 Glen Eagle, Kiawah Island, South Carolina 29455.

    GORDON B. DAVIDSON, director (4)

      Senior Counsel, Wyatt, Tarrant & Combs (law firm) since September 1995 (Chairman of the Executive Committee prior thereto); Chairman of the Board and Director, Trans Financial Advisers, Inc. (family of mutual funds) since September 1995; age 69; Citizens Plaza,
      Louisville, Kentucky 40202.

    CLAIRE V. HANSEN, director and Chairman (1)(2)(4)

      Senior Advisor to the Board of Directors, Phoenix Duff & Phelps Corporation since November 1995; Senior Advisor to the Board of Directors, Duff & Phelps Corporation, 1988-November 1995 (Chairman of the Board, 1987-1988; Chairman of the Board and Chief Executive Officer prior thereto); Chairman of the Board, Duff Research Inc. and Duff & Phelps Investment Management Co., 1985-1987; age 70; Three First National Plaza, Suite 1400, Chicago, Illinois 60602.

CONTINUING DIRECTORS

  WITH TERMS EXPIRING IN 1997:

    HARRY J. BRUCE, director (3)

      Private investor; Chairman, Roman Holdings, Inc.; former Chairman and Chief Executive Officer, Illinois Central Railroad Co.;
      director, General Binding Corporation; age 64; 88 Woodley Road, Winnetka, Illinois 60093.

    ROBERT J. DAY, director (4)(5)

      Retired Chairman and Director, USG Corporation (manufacturer of construction materials) since June 1990 (Chairman and Chief
      Executive Officer prior thereto); former Chairman of the Board, Federal Reserve Bank of Chicago; age 71; 125 South Franklin Street, Chicago, Illinois 60606.

    NANCY LAMPTON, director (5)(6)

      Chairman and Chief Executive Officer, American Life and Accident Insurance Company of Kentucky; director, BancOne Kentucky
      Corporation and Baltimore Gas and Electric; age 53; 3 Riverfront Plaza, Louisville, Kentucky 40202.

  WITH TERMS EXPIRING IN 1998:

    FRANKLIN A. COLE, director (2)(5)

      Chairman, Croesus Corporation (private management and investment company); former Chairman and Chief Executive Officer, Amerifin Corporation (formerly named Walter E. Heller International Corporation); director, American National Bank and Trust Company of Chicago, American National Corporation, Aon Corporation, CNA Income Shares, GATX Corporation and People's Energy Corporation; age 69; 11 South LaSalle Street, Chicago, Illinois 60602.

    FRANCIS E. JEFFRIES, director (1)(2)(4)

      Chairman, Phoenix Duff & Phelps Corporation since November 1995; Chairman and Chief Executive Officer, Duff & Phelps Corporation, June 1993-November 1995 (President and Chief Executive Officer, January 1992-June 1993); President and Chief Executive Officer, Duff & Phelps Illinois Inc. since 1987 (President and Chief Operating Officer, 1984-1987) and Chairman of the Board, Duff & Phelps Investment Management Co. (1988-1993); director, Phoenix Duff & Phelps Corporation, The Empire District Electric Company, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc.; director/trustee, Phoenix Funds; age 65; 55 East Monroe Street, Chicago, Illinois 60603.

    BERYL W. SPRINKEL, director (3)(6)

      Consulting economist since January 1989; Chairman of the Council of Economic Advisers under President Reagan (1985-1989); member of
      President Reagan's cabinet (1987-1989); Under Secretary of the
      Treasury for Monetary Affairs (1981-1985); director, US Life Corp.;
      age 72; 20140 St. Andrews Drive, Olympia Fields, Illinois 60461.
--------
(1) "Interested person" of the Fund (as defined in the Investment Company Act of 1940 (the "1940 Act")) as an officer of the Fund or as an officer or director of the Fund's investment adviser.
(2) Member of the executive committee of the board of directors, which has authority, with certain exceptions, to exercise the powers of the board between board meetings.
(3) Member of the audit committee of the board of directors, which makes recommendations regarding the selection of the Fund's independent public accountants and meets with representatives of the accountants to determine the scope of and review the results of each audit.
(4) Member of the nominating committee of the board of directors, which selects nominees for election as directors. The nominating committee does not consider nominees recommended by shareholders.
(5) Member of the contracts committee of the board of directors, which makes recommendations regarding the Fund's contractual arrangements for investment management and administrative services, including the terms and conditions of such contracts.
(6) Elected by the holders of the Fund's preferred stock.

                               ----------------

  During 1995, the board of directors held seven meetings, the audit committee met twice, the executive committee met once, the nominating committee met three times and the contracts committee met twice. Each director attended at least 75% in the aggregate of the meetings of the board and of the committees on which he or she served.

  The following table shows the compensation paid by the Fund to the Fund's current directors (and to Mr. Sidney Davidson, who retired as a director in 1995) during 1995:

                             COMPENSATION TABLE(1)

                                                                     AGGREGATE
                                                                    COMPENSATION
                                                                      FROM THE
      NAME OF DIRECTOR                                                  FUND
      ----------------                                              ------------
      Wallace B. Behnke............................................   $25,500
      Harry J. Bruce...............................................    23,000
      Franklin A. Cole.............................................    26,500
      Gordon B. Davidson...........................................    24,000
      Sidney Davidson(2)...........................................     9,479
      Robert J. Day................................................    25,500
      Claire V. Hansen.............................................         0
      Francis E. Jeffries..........................................         0
      Nancy Lampton................................................    22,000
      Beryl W. Sprinkel(3).........................................    14,250

--------
(1) During 1995, each director not affiliated with the Adviser received an annual fee of $15,000 (and an additional $2,500 if the director served as chairman of a committee of the board of directors) plus an attendance fee of $1,000 for each meeting of the board of directors or of a committee of the board of directors attended in person or by telephone. Directors and officers affiliated with the Adviser receive no compensation from the Fund for their services as such. In addition to the amounts shown in the table above, all directors and officers who are not interested persons of the Fund, the Adviser or the Administrator are reimbursed for the expenses incurred by them in connection with their attendance at a meeting of the board of directors or a committee of the board of directors. The Fund does not have a pension or retirement plan applicable to directors or officers of the Fund.
(2) Having reached mandatory retirement age for directors of the Fund, Mr. Sidney Davidson retired effective with the election of his successor at the annual meeting of shareholders held April 19, 1995. His annual compensation was pro-rated for the period from January 1, 1995 through April 19, 1995.
(3) Mr. Sprinkel was elected as a director of the Fund at the annual meeting of shareholders held April 19, 1995, and his annual compensation was pro-rated for the period from April 19, 1995 through December 31, 1995.

                 2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The board of directors has selected Arthur Andersen LLP as independent public accountants for the Fund until the annual meeting of shareholders held in 1997. Arthur Andersen LLP has served as independent public accountants for the Fund since the Fund commenced operations. The selection is being submitted for ratification or rejection by the shareholders as required by the 1940 Act. A representative of Arthur Andersen LLP is expected to be present at the meeting of shareholders and will be available to respond to appropriate questions and have an opportunity to make a statement if the representative so desires. Ratification or rejection of the selection of independent public accountants will be determined by a majority of the votes cast.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                                 OTHER BUSINESS

  Management is not aware of any other matters that will come before the meeting. If any other business should come before the meeting, however, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment.

                               OTHER INFORMATION

  THE ADVISER AND PHOENIX DUFF & PHELPS. Duff & Phelps Investment Management Co. is the Fund's investment adviser (the "Adviser") under an investment advisory agreement (the "Advisory Agreement") dated November 1, 1995. The Fund is also a party to a service agreement (the "Service Agreement") with the Adviser and Phoenix Duff & Phelps Corporation ("Phoenix Duff & Phelps") dated November 1, 1995. The Adviser is a wholly-owned subsidiary of Phoenix Duff & Phelps, which is an indirect, majority-owned subsidiary of Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life"). The address of the adviser is 55 East Monroe Street, Chicago, Illinois 60603.

  The Adviser (together with its predecessor) has been in the investment advisory business for more than 60 years and, excluding the Fund, currently has more than $15 billion in client accounts under discretionary management. The Adviser also provides non-discretionary investment advisory and portfolio consulting services to corporate and public retirement funds and endowment funds aggregating more than $17 billion.

  The Phoenix Duff & Phelps organization has provided investment research regarding public utility securities since its founding in 1932. Phoenix Duff & Phelps is one of the nation's largest independent investment research organizations, providing to institutional investors equity and fixed-income investment research. Through other subsidiaries it provides financial consulting and investment banking services.

  On November 1, 1995, Duff & Phelps Corporation merged (the "Merger") with Phoenix Securities Group, Inc., a Connecticut corporation ("Phoenix Securities Group"), a wholly-owned subsidiary of PM Holdings, Inc., a Connecticut corporation, a wholly-owned subsidiary of Phoenix Home Life, a New York mutual life insurance company. Pursuant to the Merger, Phoenix Securities Group merged with and into Duff & Phelps Corporation, with the result that Duff & Phelps Corporation became an indirect, majority-owned subsidiary of Phoenix Home Life. Upon completion of the Merger, Duff & Phelps Corporation was renamed Phoenix Duff & Phelps Corporation. Consummation of the Merger constituted an "assignment," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the investment advisory agreement in effect prior to the Merger. As required by the 1940 Act, that investment advisory agreement provided for its automatic termination in the event of an assignment. Consequently, in order for the Adviser to continue providing investment advisory services to the Fund after the closing of the Merger, a special meeting of the Fund's shareholders was held on September 12, 1995, at which meeting the Fund's shareholders approved the Advisory Agreement which became effective upon completion of the Merger on November 1, 1995.

  Under the terms of the Advisory Agreement, the Adviser furnishes continuing investment supervision to the Fund and is responsible for the management of the Fund's portfolio, subject to the overall control of the board of directors of the Fund. The Adviser furnishes, at its own expense, office space, equipment and personnel to the Fund in connection with the performance of its investment management responsibilities, and pays all other expenses incurred by it in connection with managing the assets of the Fund not payable by the Fund's administrator pursuant to the administration agreement. The Advisory Agreement also includes the conditions under which the Fund may use "Duff & Phelps" in its name. For its services the Adviser receives from the Fund a quarterly fee, payable out of the Fund's assets, at an annual rate of 0.60 of 1% of the average weekly net assets of the Fund up to $1.5 billion and 0.50 of 1% of average weekly net assets in excess of $1.5 billion. The management fee paid by the Fund to the Adviser for 1995 was $11,689,418.

  Except for the expenses borne by the Adviser and the Administrator (as described below) pursuant to their respective agreements with the Fund, the Fund pays all expenses incurred in its operations, including, among other things expenses for legal, accounting and auditing services, taxes, interest, costs of printing and distributing shareholder reports, proxy materials, prospectuses and stock certificates, charges of custodians, registrars, transfer agents, dividend disbursing agents, dividend reinvestment plan agents and remarketing agents, Securities and Exchange Commission fees, fees and expenses of non-interested directors, insurance, brokerage costs, litigation and other extraordinary or non-recurring expenses.

  Under the terms of the Service Agreement, Phoenix Duff & Phelps makes available to the Adviser the services, on a part-time basis, of its employees and various facilities to enable the Adviser to perform certain of its obligations to the Fund. However, the obligation of performance under the Advisory Agreement is solely that of the Adviser, for which Phoenix Duff & Phelps assumes no responsibility, except as described in the preceding sentence. The Adviser reimburses Phoenix Duff & Phelps for any costs, direct or indirect, that are fairly attributable to the services performed and the facilities provided by Phoenix Duff & Phelps under the Service Agreement. The Fund does not pay any fees pursuant to the Service Agreement.

  The Advisory Agreement and the Service Agreement both provide that the Adviser and Phoenix Duff & Phelps shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Adviser or Phoenix Duff & Phelps, as the case may be, in connection with the respective agreements except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the respective agreements.

  Unless earlier terminated as described below, the Advisory Agreement and the Service Agreement both continue until November 1, 1997, and thereafter from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Adviser, in the case of the Advisory Agreement, or Phoenix Duff & Phelps, in the case of the Service Agreement, and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. A majority of the outstanding shares of the Fund as defined in the 1940 Act means the following vote of each of the common stock and the preferred stock voting separately by class: (i) 67% of the shares of the class represented at a meeting at which more than 50% of the outstanding shares of the class are represented; or (ii) more than 50% of the outstanding shares of the class. The Advisory Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund and would terminate automatically if it were assigned by any party. If the Advisory Agreement were terminated, shareholder approval would be required to enter into a new agreement. At a meeting held July 20, 1995, the board of directors of the Fund, including all of the directors who are not interested persons of the Fund or the Adviser in attendance at the meeting voting separately as a class, unanimously voted to approve the Advisory Agreement and to recommend its approval to the shareholders. As noted above, the Fund's shareholders approved the Advisory Agreement at a special meeting held September 12, 1995. The

Service Agreement may be terminated without penalty on 60 days' written notice by any party thereto and would terminate automatically if it were assigned by any party unless a majority of the Fund's board of directors, including a majority of the directors who are not interested persons of the Fund or Phoenix Duff & Phelps, approves continuation of the Service Agreement. The Service Agreement was approved by a majority of the directors of the Fund who are not interested persons of the Fund or Phoenix Duff & Phelps and by a majority of the board of directors of the Fund at a meeting held on July 20, 1995.

  The directors of the Adviser are Clyde E. Bartter, Calvin J. Pedersen and Wayne C. Stevens. The principal occupations of Mr. Pedersen are shown under "Other Information--Officers of the Fund" below. Mr. Bartter is Senior Executive Vice President and Mr. Stevens is President and Chief Executive Officer of the Adviser. The business address of Mr. Bartter is 600 Ohio Savings Plaza, Cleveland, Ohio 44114. The business address of Messrs. Pedersen and Stevens is 55 East Monroe Street, Chicago, Illinois 60603.

  THE ADMINISTRATOR. J.J.B. Hilliard, W.L. Lyons, Inc. serves as the Fund's administrator (the "Administrator") under an administration agreement (the "Administration Agreement") dated November 1, 1995. The Administrator (together with its predecessors) has been engaged in the investment business as a securities broker-dealer and investment adviser since 1854. It also serves as administrator and investment adviser to Hilliard-Lyons Government Fund, Inc., a money market mutual fund, and Hilliard Lyons Growth Fund, Inc., an open-end mutual fund, and is a wholly-owned subsidiary of Hilliard-Lyons, Inc. Its principal address is Hilliard Lyons Center, Louisville, Kentucky 40202.

  Under the terms of the Administration Agreement, the Administrator provides all management and administrative services required in connection with the operation of the Fund not required to be provided by the Adviser pursuant to the Advisory Agreement, as well as the necessary office facilities, equipment and personnel to perform such services. For its services, the Administrator receives from the Fund a quarterly fee at annual rates of 0.25 of 1% of the Fund's average weekly net assets up to $100 million, 0.20 of 1% of the Fund's average weekly net assets from $100 million to $1.0 billion, 0.10 of 1% of average weekly net assets from $1.0 billion to $1.5 billion and 0.06 of 1% of average weekly net assets in excess of $1.5 billion. The total administrative fee paid by the Fund to the Administrator for 1995 was $2,872,728.

  The Administration Agreement provides that the Administrator shall not be liable to the Fund or its shareholders for any loss suffered as a consequence of any act or omission of the Administrator in connection with the agreement except by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations under the agreement.

  Unless earlier terminated as described below, the Administration Agreement continues until November 1, 1997, and thereafter from year to year, if approved annually (i) by a majority of the directors of the Fund who are not interested persons of the Fund or the Administrator and (ii) by either the board of directors of the Fund or the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. The Administration Agreement may be terminated without penalty on 60 days' written notice by any party thereto or by a vote of the shareholders of the Fund. The Administration Agreement was approved by a majority of the directors of the Fund who are not interested persons of the Fund or the Administrator and by a majority of the board of directors of the Fund at a meeting held on July 20, 1995.

  OFFICERS OF THE FUND. As noted above under "Election of Directors," Mr. Hansen is chairman of the Fund. The name, positions with the Fund, principal occupation during the past five years, age at February 1,

1996 and address of each other executive officer of the Fund is set forth below. The officers are elected at the annual meeting of the board of directors.

  CALVIN J. PEDERSEN, President and Chief Executive Officer, since April 1994

    President, Phoenix Duff & Phelps Corporation since November 1995; President, Duff & Phelps Corporation, 1993-November 1995 (Senior Vice President, 1986-1988 and Executive Vice President, 1988-1993); Executive Vice President and Director, Duff & Phelps Investment Management Co. since 1988 (Senior Vice President, 1986-1988); President and Chief Executive Officer, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc.; Trustee, Duff & Phelps Enhanced Reserves Fund; age 54; 55 East Monroe Street, Chicago, Illinois 60603.

  RICHARD J. SPLETZER, Senior Vice President, Chief Investment Officer and Assistant Secretary, since January 1987

    Executive Vice President, Duff & Phelps Investment Management Co. since 1993 (Senior Vice President, 1986-1993); Senior Vice President and Head of Public Utility Research, Duff & Phelps Corporation, prior thereto; director, Nuveen-Duff & Phelps Investment Advisors (a joint venture between Nuveen Institutional Advisory Corp. and Duff & Phelps Investment Management Co.); age 58; 55 East Monroe Street, Chicago, Illinois 60603.

  T. BROOKS BEITTEL, Secretary, Treasurer and Senior Vice President, since January 1995

    Senior Vice President, Duff & Phelps Investment Management Co. since 1993 (Vice President 1987-1993); age 45; 55 East Monroe Street, Chicago, Illinois 60603.

  JOSEPH C. CURRY, JR., Vice President, since April 1988

    Senior Vice President, J.J.B. Hilliard, W.L. Lyons, Inc. since 1994 (Vice President 1982-1994); Vice President Hilliard Lyons Trust Company; President and Director, Hilliard-Lyons Government Fund, Inc.; Vice President, Hilliard Lyons Growth Fund, Inc.; age 51; Hilliard Lyons Center, Louisville, Kentucky 40202.

  DIANNA P. WENGLER, Assistant Secretary, since April 1988

    Vice President, J.J.B. Hilliard, W.L. Lyons, Inc. since 1990; Vice President and Treasurer, Hilliard-Lyons Government Fund, Inc.; Vice President, Hilliard Lyons Growth Fund, Inc.; age 35; Hilliard Lyons Center, Louisville, Kentucky 40202.

  PORTFOLIO TRANSACTIONS. The Adviser has discretion to select brokers and dealers to execute portfolio transactions initiated by the Adviser and to select the markets in which such transactions are to be executed. In executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Adviser is to seek the best combination of net price and execution for the Fund. The Fund ordinarily purchases securities in the primary markets, and in assessing the best net price and execution available to the Fund, the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

  In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Adviser is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), statistical quotations, specifically the quotations necessary to determine the Fund's net asset value, and other information provided to the Fund and/or the Adviser (or their affiliates). The Adviser is also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Adviser exercises investment discretion. It is possible that certain of the services received by the Adviser attributable to a particular transaction will benefit one or more other accounts for which investment discretion is exercised by the Adviser.

  The Advisory Agreement requires the Adviser to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities between the Fund and the Adviser's other investment management clients, but does not obligate the Adviser to give the Fund exclusive or preferential treatment. It is likely that from time to time the Adviser may make similar investment decisions for the Fund and its other clients. In some cases, the simultaneous purchase or sale of the same security by the Fund and another client of the Adviser could have a detrimental effect on the price or volume of the security to be purchased or sold, as far as the Fund is concerned. In other cases, coordination with transactions for other clients and the ability to participate in volume transactions could benefit the Fund.

  Although the Fund purchases securities for investment income or capital appreciation, or both, and not for short-term trading profits, it may dispose of securities without regard to the time they have been held when such action appears advisable to the Adviser.

  During 1995, the Fund paid brokerage commissions aggregating $5,876,415 in connection with its portfolio transactions, not including the gross underwriting spread on securities purchased in underwritten public offerings or the spread in over-the-counter transactions with firms acting as principal. The Administrator received $69,195 or approximately 1.2% of total brokerage commissions in 1995 for effecting transactions involving 0.5% of the aggregate dollar amount of transactions in which the Fund paid brokerage commissions. Duff & Phelps Securities Co., a wholly-owned subsidiary of Phoenix Duff & Phelps, received $75,175 or approximately 1.3% of total brokerage commissions in 1995 for effecting transactions involving 0.6% of the aggregate dollar amount of transactions in which the Fund paid brokerage commissions.

  SHAREHOLDERS. The following table shows shares of common stock of the Fund as to which each director, and all directors and officers of the Fund as a group, had or shared power over voting or disposition at January 15, 1996. The directors and officers of the Fund owned no shares of the Fund's remarketed preferred stock. Shares are held with sole power over voting and disposition except as noted. The shares of common stock held by each of the persons listed below and by all directors and officers as a group represented less than 1% of the outstanding common stock.

                                                                         SHARES
                                                                           OF
                                                                         COMMON
                                                                          STOCK
                                                                         -------
      Wallace B. Behnke(2)..............................................   2,284
      Harry J. Bruce....................................................  21,095
      Franklin A. Cole(2)...............................................   3,264
      Gordon B. Davidson(1).............................................  18,000
      Robert J. Day.....................................................  13,767
      Claire V. Hansen(1)...............................................  26,636
      Francis E. Jeffries(1)............................................  63,339
      Nancy Lampton.....................................................   1,478
      Beryl W. Sprinkel.................................................     300
      Directors and officers as a group (14 persons)(1)(2).............. 237,266

--------
(1) Messrs. Davidson, Hansen and Jeffries disclaim beneficial ownership of 7,000, 5,010 and 4,568, respectively, of the shares listed. The directors and officers disclaim beneficial ownership of 22,692, in the aggregate, of the shares listed as owned by the directors and officers as a group.
(2) Messrs. Behnke and Cole had shared power to vote and/or dispose of the shares listed. The directors and officers had shared power to vote and/or dispose of 8,274 of the shares listed as owned by the directors and officers as a group.

  At January 15, 1996, no person was known by the Fund to own beneficially 5% or more of the outstanding shares of the Fund (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934).

  Section 16(a) of the Securities Exchange Act of 1934 requires the Fund's officers and directors, and persons who own more than 10% of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Fund with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Fund, or written representations that no Forms 5 were required, the Fund believes that during 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

  SOLICITATION OF PROXIES. Proxies will be solicited by mail. Proxies may be solicited by Fund personnel personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. The Fund will inquire of any record holder known to be a broker, dealer, bank or other nominee as to whether other persons are the beneficial owners of shares held of record by such persons. If so, the Fund will supply additional copies of solicitation materials for forwarding to beneficial owners, and will make reimbursement for reasonable out-of-pocket costs. In addition, the Fund may hire a proxy solicitor to assist the Fund in the solicitation of proxies at a fee of approximately $15,000, plus out-of-pocket expenses.

  SHAREHOLDER PROPOSALS. Any shareholder proposal to be considered for inclusion in the Fund's proxy statement and form of proxy for the 1997 annual meeting of shareholders should be received by the Secretary of the Fund no later than November 13, 1996.

  ANNUAL AND SEMI-ANNUAL REPORTS. The Fund will provide without charge to any shareholder who so requests, a copy of the Fund's annual report for the year ended December 31, 1995 and the Fund's semi-annual report for the six months ended June 30, 1995. Requests for copies of such reports should be directed to the Administrator at (800) 680-4367 (toll-free).

  GENERAL. A list of shareholders entitled to be present and vote at the annual meeting will be available at the offices of the Fund, 55 East Monroe Street, Chicago, Illinois 60603, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

  Failure of a quorum to be present at the annual meeting will necessitate adjournment and will give rise to additional expense.

  ALL SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND MAIL PROXIES PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

March 11, 1996

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                      DUFF & PHELPS UTILITIES INCOME INC.

            PROXY SOLICITED BY MANAGEMENT FROM COMMON SHAREHOLDERS
                   FOR MEETING TO BE HELD ON April 18, 1996

     Harry J. Bruce, Franklin A. Cole and Nancy Lampton or any of them, each with full power of substitution, are authorized to vote all shares of common stock of Duff & Phelps Utilities Income Inc. owned by the undersigned at the meeting of shareholders to be held April 18, 1996, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth on the reverse side hereof.

     If no specific instructions are provided, this proxy will be voted "FOR" proposals 1 and 2 and in the discretion of the proxies upon such other business as may properly come before the meeting.

                                      (Continued and to be signed on other side)






                                  DUFF & PHELPS UTILITIES INCOME INC.
                                  P.O. BOX 11435
                                  NEW YORK, N.Y. 10208-0485










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1. Election of Directors

   FOR all nominees listed below  [_]

   WITHHOLD AUTHORITY to vote for all nominees listed below.  [_]

   *EXCEPTIONS  [_]

Nominees: Wallace B. Behnke, Gordon B. Davidson and Claire V. Hansen (INSTRUCTIONS: To withhold authority to vote for individual nominees, mark the "Exceptions" box and write the names of those nominees in the space provided below.)

*Exceptions ____________________________________________________________________

2. Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund.

   FOR  [_]     AGAINST  [_]     ABSTAIN  [_]



                                                   Change of Address or
                                                   Comments Mark Here    [_]

                                      IMPORTANT: Please sign exactly as your
                                      name or names appear on the shareholder
                                      records of the Fund. If you sign as agent or in any other representative capacity, please state the capacity in which you sign. Where there is more than one owner, each should sign.

                                      Dated:_____________________________, 1996

                                      _________________________________________

                                      _________________________________________
                                          (Signature(s) of Stockholder(s)

Votes must be indicated (X) in Black or Blue Ink.  [_]
Please Vote, Date, and Sign and Return Promptly in the Enclosed Envelope
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                      DUFF & PHELPS UTILITIES INCOME INC.

           PROXY SOLICITED BY MANAGEMENT FROM PREFERRED SHAREHOLDERS
                    FOR MEETING TO BE HELD ON APRIL 18, 1996

  Harry J. Bruce, Franklin A. Cole and Nancy Lampton or any of them, each with full power of substitution, are authorized to vote all shares of preferred stock of Duff & Phelps Utilities Income Inc. owned by the undersigned at the meeting of shareholders to be held April 18, 1996, and at any adjournment of the meeting. They shall vote in accordance with the instructions set forth below.

  1. Ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund.

  FOR [_]      WITHHOLD [_]      ABSTAIN [_]

  IF NO SPECIFIC INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

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Dated                         , 1996 (please fill in, sign and date this proxy
and mail it in the envelope provided.)



                                            -----------------------------------


                                            -----------------------------------
                                             (Signature(s) of Shareholder(s))

                                            IMPORTANT: Please sign exactly as
                                            your name or names appear on the
                                            shareholder records of the Fund.
                                            If you sign as agent or in any
                                            other representative capacity,
                                            please state the capacity in which
                                            you sign. Where there is more than
                                            one owner, each should sign.



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